Exhibit 99

                                  Press Release

For immediate release    Contact:
                                 Glenn H. Weaver, President
                                 PennRock Financial Services Corp.
                                 (717) 354-4541

BLUE BALL, PENNSYLVANIA, June 27, 1995 - - PennRock Financial Services Corp., the parent bank holding company of Blue Ball National Bank, today announced that its Board of Directors has authorized the repurchase of up to 200,000 shares of its $2.50 par value common stock, or approximately 3.3% of such shares outstanding.

The repurchases are authorized to be made from time to time in open market or privately negotiated transactions during the next year. According to Vice President and Chief Executive Officer Melvin Pankuch, the repurchased shares will be held as treasury shares available for issuance in connection with future stock dividends and stock splits, employee benefit plans, executive compensation plans and for issuance under the Dividend Reinvestment Plan.

PennRock Financial Services Corp. is a Lancaster County based bank holding company with assets in excess of $500 million. Its wholly-owned subsidiary, Blue Ball National Bank, operates eleven banking offices in Lancaster, Berks and Chester Counties, Pennsylvania.